UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2010
CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

50 Cocoanut Row, Suite 216
Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements the registrant’s Form 8-K, as filed on August 4, 2010, to include historical financial statements and unaudited pro forma financial information required by Item 9.01 (a) and (b).

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Residence Inn by Marriott® Holtsville, NY
Holtsville Hotel Group, LLC
Report of Independent Registered Public Accounting Firm
Balance Sheets as of June 30, 2010 (Unaudited) and December 31, 2009 and 2008
Statements of Operations for the six-month period ended June 30, 2010 (Unaudited), for the year ended December 31, 2009 and 2008
Statements of Members’ Capital for the six-month period ended June 30, 2010 (Unaudited), for the year ended December 31, 2009 and 2008.
Statements of Cash Flows for the six-month period ended June 30, 2010 (Unaudited), for the year ended December 31, 2009 and 2008
Notes to Financial Statements
(b) Pro Forma Financial Information.
Chatham Lodging Trust
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2010
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2009
(d) Exhibits.

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST
Date: October 19, 2010	By:	/s/ Dennis M. Craven
Dennis M. Craven
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

Holtsville Hotel Group, LLC

Unaudited Condensed — Financial Statements

June 30, 2010

HOLTSVILLE HOTEL GROUP, LLC
Condensed Balance Sheets
(Dollars in thousands)

	June 30, 2010	December 31,
Assets	(unaudited)	2009
Investment in hotel properties, net	$10,523	$10,557
Cash and cash equivalents	308	344
Restricted cash	661	714
Hotel receivables and other assets	213	108

Total assets	$11,705	$11,723

Liabilities and Members’ Deficit
Mortgage loan	$13,009	$13,176
Accounts payable and accrued expenses	215	277

Total liabilities	13,224	13,453
Commitments and contingencies
Members’ deficit	(1,519)	(1,730)

Total liabilities and members’ deficit	$11,705	$11,723

The accompanying notes are an integral part of the condensed financial statements.

HOLTSVILLE HOTEL GROUP, LLC
Condensed Statements of Operations (Unaudited)
(Dollars in thousands)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2010	June 30, 2009
Revenue:
Hotel operating:
Rooms	$2,197	$2,134
Other operating	55	54

Total revenue	2,252	2,188

Expenses:
Operating expenses:
Rooms	479	452
Other	35	36
General and administrative	491	516
Sales and marketing fees	74	71
Franchise fees	165	161
Management fees	67	65
Depreciation and amortization	193	240
Property taxes	124	141

Total expenses	1,628	1,682

Operating income	624	506
Interest expense	361	369

Net income	$263	$137

The accompanying notes are an integral part of the condensed financial statements.

HOLTSVILLE HOTEL GROUP, LLC
Condensed Statements of Members’ Deficit (Unaudited)
For the Six Months Ended June 30, 2010
(Dollars in thousands)

		FB Holtsville
	S&S Hotels LLC	Partners LLC	Total
Balance at December 31, 2009	$(432)	$(1,298)	$(1,730)
Distributions	(13)	(39)	(52)
Net income	66	197	263

Balance at June 30, 2010	$(379)	$(1,140)	$(1,519)

The accompanying notes are an integral part of the condensed financial statements.

HOLTSVILLE HOTEL GROUP, LLC
Condensed Statements of Cash Flows (Unaudited)
(Dollars in thousands)

	For the Six	For the Six
	Months Ended	Months Ended
	June 30, 2010	June 30, 2009
Cash flows from operating activities:
Net income	$263	$137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	193	240
Changes in assets and liabilities:
Hotel receivables and other assets	(77)	(18)
Accounts payable and accrued expenses	(62)	(6)

Net cash provided by operating activities	317	353

Cash flows from investing activities:
Capital expenditures	(151)	(13)
Restricted cash	53	14

Net cash (used in) provided by investing activities	(98)	1

Cash flows from financing activities:
Payment of mortgage loan	(167)	(138)
Payments for financing costs	(36)	—
Capital distributions	(52)	(70)

Net cash used in financing activities	(255)	(208)

Net change in cash and cash equivalents	(36)	146
Cash and cash equivalents, beginning of period	344	334

Cash and cash equivalents, end of period	$308	$480

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$340	$369

The accompanying notes are an integral part of the condensed financial statements.

Notes to Condensed Financial Statements (Unaudited)
1)	General
The statements presented herein have been prepared in conformity with accounting principles generally accepted in the United States of America and should be read in conjunction with the audited balance sheet as of December 31, 2009, and the related statements of operations, changes in members’ deficit, and cash flows for the year ended December 31, 2009. In the opinion of management, all adjustments that are deemed necessary have been made in order to fairly present the unaudited interim financial statements for the period and accounting policies have been consistently applied.
2)	Investment in Hotel Properties, net
Investment in hotel properties, net as of June 30, 2010 and December 31, 2009 consists of the following (in thousands):

	2010	2009
Land	$2,377	$2,377
Building and improvements	10,324	10,324
Furniture, fixtures, and equipment	2,303	2,152

Subtotal	15,004	14,853
Less: Accumulated depreciation	(4,481)	(4,296)

Investment in hotel properties, net	$10,523	$10,557

Holtsville Hotel Group, LLC
Financial Statements
As of and for the Year Ended December 31, 2009 and 2008

Report of Independent Registered Public Accounting Firm
To the Members’ of
Holtsville Hotel Group, LLC
In our opinion, the accompanying balance sheets and the related statements of operations, of members’ deficit and of cash flows present fairly, in all material respects, the financial position of Holtsville Hotel Group, LLC ( the “Company”) at December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
McLean, Virginia
October 19, 2010

HOLTSVILLE HOTEL GROUP, LLC
Balance Sheets
(Dollars in thousands)

	December 31,	December 31,
	2009	2008
Assets
Investment in hotel properties, net	$10,557	$11,109
Cash and cash equivalents	344	334
Restricted cash	714	539
Hotel receivables and other assets	108	157

Total assets	$11,723	$12,139

Liabilities and Members’ Deficit
Mortgage loan	$13,176	$13,448
Accounts payable and accrued expenses	277	335

Total liabilities	13,453	13,783
Commitments and contingencies (Note 7)
Members’ deficit	(1,730)	(1,644)

Total liabilities and members’ deficit	$11,723	$12,139

The accompanying notes are an integral part of the condensed financial statements.

HOLTSVILLE HOTEL GROUP, LLC
Statements of Operations
Years ended December 31, 2009 and 2008
(Dollars in thousands)

	For the Year Ended	For the Year Ended
	2009	2008
Revenue:
Hotel operating:
Rooms	$4,398	$4,733
Other	111	111

Total revenue	4,509	4,844

Expenses:
Operating expenses:
Rooms	901	1,030
Other	69	75
General and administrative	1,006	1,175
Sales & marketing	155	121
Franchise fees	330	360
Management fees	135	145
Depreciation and amortization	506	850
Property taxes	239	231

Total expenses	3,341	3,987

Operating income	1,168	857
Writedown of development costs	95	0
Interest income	1	3
Interest expense	740	757

Net income	$334	$103

HOLTSVILLE HOTEL GROUP, LLC
Statements of Members’ Deficit
For the years ended December 31, 2009 and 2008
(Dollars in thousands)

		FB Holtsville
	S&S Hotels LLC	Partners LLC	Total
Balance at January 1, 2008	$(258)	$(769)	$(1,027)
Distributions	(178)	(542)	(720)
Net income	26	77	103

Balance at December 31, 2008	$(410)	$(1,234)	$(1,644)
Distributions	(105)	(315)	(420)
Net income	83	251	334

Balance at December 31, 2009	$(432)	$(1,298)	$(1,730)

The accompanying notes are an integral part of the condensed financial statements.

HOLTSVILLE HOTEL GROUP, LLC
Statements of Cash Flows
(Dollars in thousands)

	For the Year Ended	For the Year Ended
	2009	2008
Cash flows from operating activities:
Net income	$334	$103
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	506	850
Write-off of development costs	95	—
Changes in assets and liabilities:
Hotel receivables and other assets	22	28
Accounts payable and accrued expenses	(58)	(11)

Net cash provided by operating activities	899	970

Cash flows from investing activities:
Capital expenditures	(22)	(10)
Restricted cash	(175)	57

Net cash (used in) provided by investing activities	(197)	47

Cash flows from financing activities:
Payment of mortgage loan	(272)	(255)
Capital distributions	(420)	(720)

Net cash used in financing activities	(692)	(975)

Net change in cash and cash equivalents	10	42
Cash and cash equivalents, beginning of year	334	292

Cash and cash equivalents, end of year	$344	$334

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$741	$746

The accompanying notes are an integral part of the condensed financial statements.

HOLTSVILLE HOTEL GROUP, LLC

Notes to Financial Statements

December 31, 2009 and 2008

(Dollars in thousands)
(1)	Organization
Holtsville Hotel Group, LLC (the “Company”) is a single member Delaware limited liability corporation formed on June 15, 2005. The Company is wholly owned by Holtsville Associates, LLC (the “Limited Liability Company”). The Limited Liability Company is 75% owned by FB Holtsville Partners, LLC (the “Manager Member”) and 25% owned by Schleicher & Stebbins, LLC (the “Member”). Profits and losses of the Company are allocated 75% to the Managing Member and 25% to the Member. The purpose of the Company is to engage in the business of owning, maintaining, developing, improving, operating, managing, leasing and transferring the 124-room Residence Inn-Holtsville in Long Island, New York (the “Hotel”). The Company shall continue indefinitely unless it is dissolved earlier in accordance with the limited liability operating agreement.
The hotel was placed in service in May 2004. The Company owns a 100% equity interest in the Hotel. The Hotel is operated by Colwen Management, Inc. (the “Operator”), pursuant to a Management Agreement dated August 23, 2003 (the “Management Agreement”) (Note 5). The Hotel operates as a Residence Inn pursuant to a Franchise Agreement dated February 3, 2003 (“Franchise Agreement”) with Marriott International, Inc. (Note 6).
(2)	Summary of Significant Accounting Policies
Basis of Presentation
The financial statements have been prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.
Use of Estimates
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investment in Hotel Properties
Investment in hotel properties consists primarily of land, buildings, improvements and related fixtures and equipment. Investment in hotel properties is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements, 5 and 7 years for furniture, fixtures and equipment and 5 years for computer equipment. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. When property and/or equipment are sold or retired, their cost and related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in operations.
Impairment of Long-Lived Assets
The Company periodically evaluates the recoverability of its hotel assets when events or circumstances indicate that the asset may be impaired. This evaluation consists of a comparison of the carrying value of the asset with the asset’s expected future cash flows, undiscounted and without interest costs. Estimates of expected futures cash flows represent

HOLTSVILLE HOTEL GROUP, LLC

Notes to Financial Statements

December 31, 2009 and 2008

(Dollars in thousands)
management’s best estimate based on reasonable and supportable assumptions and projections. If the expected future undiscounted cash flows exceed the carrying value of the asset, no impairment is recognized. If expected future undiscounted cash flows are less than the carrying value of the asset then impairment is indicated. Such impairment is measured as the difference between the carrying value of the asset and its discounted cash flow. During 2009 and 2008, there were no events or changes in circumstances indicating that the carrying value of the hotel asset may not be recoverable.
Cash and Cash Equivalents
All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. The Hotel maintains its cash accounts at various major financial institutions within the United States of America. At times, deposits may be in excess of federally insured limits. The Company has not experienced any losses on cash deposited with the financial institutions.
Restricted Cash
The mortgage loan agreement requires the Company to fund on a monthly basis reserves for furnishings, fixtures, equipment and general repair maintenance of the Hotel. The Company is also required to fund reserves for insurance premiums and real estate taxes. The reserves are in an account to be held by the lender.
Deferred Financing Fees
The Company’s deferred financing costs relate to fees and costs incurred to obtain long-term financing to purchase the Hotel. These costs are amortized using the straight-line method, which approximates the effective interest method, over the life of the applicable borrowing and are included as a component of interest expense. Capitalized deferred financial costs are recorded in Hotel receivables and other assets and totaled $143 as of December 31, 2009 and 2008. Accumulated amortization at December 31, 2009 and 2008 was $125 and $97 respectively.
Revenue Recognition
Room revenues are recognized the night of occupancy. Cash received prior to guest arrival is recorded as an advanced deposit from customers and recognized as revenue at the time of occupancy.
Other revenues are also recognized for food, beverage, telephone charges and various ancillary services performed at the time the service is provided.
Fair value of Non-Financial Assets and Liabilities
Effective January 1, 2009, the Company adopted a new accounting pronouncement which affects how fair value is determined for non-financial assets that are measured at fair value on a non-recurring basis such as intangibles and long-lived assets, including the incorporation of market participant assumption in determining the fair value. The adoption of this pronouncement did not have a material impact on the Company’s financial position or results of operations.

HOLTSTVILLE HOTEL GROUP, LLC

Notes to Financial Statements
December 31, 2009 and 2009
(Dollars in thousands)
Income Taxes
The Company has elected to be a limited liability company for federal tax purposes. As such, no federal or state income taxes are payable by the Company and none have been provided for in the accompanying financial statements. In accordance with partnership taxation, each of the members is responsible for reporting its share of taxable income or loss. The Company analyzed its material tax positions and determined that it has not taken any uncertain tax positions.
(3)	Investment in Hotel Properties
Investment in hotel properties, net, as of December 31, 2009 and 2008 consists of the following:

	2009	2008
Land	$2,377	$2,377
Building and improvements	10,324	10,324
Furniture, fixtures, and equipment	2,152	2,225

Subtotal	14,853	14,926
Less: Accumulated depreciation	(4,296)	(3,817)

Investment in hotel properties, net	$10,557	$11,109

(4)	Mortgage Loan
On September 11, 2005, the Company entered into a $14,250 mortgage loan (the “Mortgage Loan”). The Mortgage Loan is collateralized by the Hotel. The Mortgage Loan matured on August 11, 2010, and does not allow for any prepayment prior to the maturity date. The Mortgage Loan bears interest at a fixed rate of 5.482% and requires monthly interest and principal payments on a 27-year amortization schedule. The Mortgage Loan requires the Company to maintain a certain debt service coverage ratio.
The Mortgage Loan requires the Company to make a monthly deposit to a tax and insurance escrow fund (“Tax and Insurance Escrow”) held by Wells Fargo Bank/Lehman Brothers (the “Lender”) for real estate taxes and insurance related to the Hotel. At December 31, 2009 and 2008, the Tax and Insurance Escrow had a balance of $55 and $30, respectively. These funds are included in the restricted cash in the Balance Sheet.

HOLTSTVILLE HOTEL GROUP, LLC

Notes to Financial Statements
December 31, 2009 and 2009
(Dollars in thousands)
The Mortgage Loan requires the Company to make a monthly deposit to a furniture, fixture and equipment escrow fund (“FF&E Escrow”) for the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. The FF&E Escrow is held by the Lender. At December 31, 2009 and 2008, the FF&E Escrow had a balance of $659 and $509, respectively. These funds are included in restricted cash in the Balance Sheet.
The Mortgage Loan had a principal balance of $13,176 and $13,448 at December 31, 2009 and 2008, respectively. Future scheduled debt principal payments at December 31, 2009 are as follows:

2010	$13,176
(5)	Management Agreement
The Management Agreement expires on December 31, 2014 and has two successive renewal options to extend the term of the Management Agreement for terms of ten years each. The Management Agreement requires a base management fee equal to 3% of Gross Revenues (as defined) and an incentive management fee equal to 12% of available cash flows (as defined). Pursuant to the terms of the Management Agreement, the Operator provides the Hotel with various services, including marketing, reservations, construction management, and insurance. Base management fee expense was $135 and $145, respectively, for the years ended December 31, 2009 and 2008. There was no incentive fee expense was for the years ended December 31, 2009 and 2008. The Company and the Operator terminated the Management Agreement in connection with the sale of the Hotel (see Note 8).

HOLTSTVILLE HOTEL GROUP, LLC

Notes to Financial Statements
December 31, 2009 and 2009
(Dollars in thousands)
(6)	Franchise Agreement
The Hotel is subject to a twenty year franchise agreement with Marriott International, Inc. which expires on May 11, 2024 and has one renewal option to extend the term of the Franchise Agreement for ten years. Under the agreement, royalty fees are equal to 5% of hotel gross room revenues (as defined), and marketing fees are equal to 2 1/2% of hotel gross room revenues (as defined). The franchise fee expense for the years ended December 31, 2009 and December 31, 2008 was $330 and $360, respectively.
(7)	Commitments and Contingencies
The Hotel is subject to a 99-year ground lease on two land parcels with FB Holtsville Retail LLC (the “Landlord”). The lease expires on July 17, 2101. The current annual rent is one dollar and is a fixed amount for the entire lease period. There are no options to renew.
The nature of the operations of the Hotel exposes the Company to the risk of claims and litigation in the normal course of business. Although the outcome of these matters cannot be determined, management does not expect the ultimate resolution of these matters to have a material adverse effect on the financial position, operations, or liquidity of the Partnership.
(8)	Subsequent Event
On June 17, 2010, the Company entered into a purchase and sale agreement with Chatham Lodging Trust, a third party, for the sale of the Hotel for a purchase price of $21.3 million. On August 3, 2010, the sale was completed for the purchase price of $21.3 million, plus customary pro-rated amounts and closing costs.
The Company has evaluated the need for disclosures and/or adjustments resulting from subsequent events through October 19, 2010, the date the financial statements were available to be issued.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHATHAM LODGING TRUST
     Chatham Lodging Trust (the “Company”) was formed as a Maryland real estate investment trust (“REIT”) on October 26, 2009. The Company completed its initial public offering (“IPO”) and concurrent private placement of common shares of beneficial interest on April 21, 2010. The Company raised approximately $158.9 million, net of underwriting discounts and commissions and other offering costs paid or payable to third parties as of June 30, 2010.
     On April 23, 2010, the Company acquired six Homewood Suites by Hilton® hotels (the “Initial Hotels”) for an aggregate purchase price of $73.5 million, plus customary pro-rated amounts and closing costs from wholly owned subsidiaries of RLJ Development, LLC (“RLJ”). The Initial Hotels which contain an aggregate of 813 rooms are as follows:
•	Homewood Suites by Hilton® Boston — Billerica/Bedford/Burlington; Billerica, Mass.; 147 rooms.

•	Homewood Suites by Hilton® Hartford — Farmington; Farmington, Conn.; 121 rooms.

•	Homewood Suites by Hilton® Minneapolis — Mall of America; Bloomington, Minn., 144 rooms.

•	Homewood Suites by Hilton® Dallas — Market Center; Dallas, Texas; 137 rooms.

•	Homewood Suites by Hilton® Orlando — Maitland; Maitland, Fla.; 143 rooms.

•	Homewood Suites by Hilton® Nashville — Brentwood; Brentwood, Tenn.; 121 rooms.
     On July 2, 2010, the Company acquired the 120-room Hampton Inn & Suites® Houston-Medical Center in Houston, Texas (the “Houston Hotel”) for a cash purchase price of $16.2 million, plus customary pro-rated amounts and closing costs, from Moody National 1715 OST Houston S, LLC and Moody National 1715 OST Houston MT, LLC (collectively “Moody”). The Houston Hotel will be managed by Island Hospitality Management (“IHM”), a hotel management company 90 percent-owned by Jeffrey H. Fisher, the Company’s chief executive officer, pursuant to a management agreement between the Company’s taxable REIT subsidiary (“TRS”) and IHM. The Company funded the purchase price for the Houston Hotel from the proceeds of its IPO.
     On August 3, 2010, the Company acquired the 124-room Residence Inn by Marriott® Holtsville in Holtsville, New York (the “Holtsville Hotel”) for a cash purchase price of $21.3 million, plus customary pro-rated amounts and closing costs, from Holtsville Hotel Group, LLC (collectively “Holtsville Group”). The Holtsville Hotel will be managed by IHM pursuant to a management agreement between the Company TRS and IHM. The Company funded the purchase price for the Holtsville Hotel from the proceeds of its IPO.
     The unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 is based on the unaudited consolidated balance sheet of the Company as of June 30, 2010 and is presented as if the acquisition of the Houston and Holtsville Hotels occurred on June 30, 2010. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the year ended December 31, 2009 are presented as if the completion of the IPO and the acquisitions of the Initial Hotels, the Houston and Holtsville Hotels had occurred on January 1, 2009.
     The unaudited pro forma financial information is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming such transactions had been completed at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant acquisitions described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the historical financial statements and notes thereto of the Company and the Initial Hotels included in the Company’s Form S-11 and the Quarterly Reports on Form 10-Q for the three months ended March 31, 2010 and six months ended June 30, 2010.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2010
(In thousands, except share data)

	Chatham				Pro Forma
	Lodging	Houston	Holtsville	Pro Forma	Chatham
	Trust(1)	Acquisition(2)	Acquisition(3)	Adjustments(4)	Lodging Trust
Assets:
Investment in hotel properties, net	$73,132	$16,233	$21,300	$—	$110,665
Cash and cash equivalents	98,700	(15,610)	(20,262)	(637)	62,191
Restricted cash	2,500	(500)	(1,065)	—	935
Hotel receivables (net of allowance for doubtful accounts of approximately $4)	699	24	—	—	723
Deferred costs, net	567	—	—	—	567
Prepaid expenses and other assets	157	—	83	—	240

Total assets	$175,755	$147	$56	$(637)	$175,321

Liabilities and Equity:
Accounts payable and accrued expenses	$2,086	$140	$45	$—	$2,271
Accrued underwriter fees.	5,175	—	—	—	5,175
Advance deposits	59	7	11	—	77

Total liabilities	7,320	147	56	—	7,523

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at June 30, 2010	—	—	—	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 9,201,550 shares issued and outstanding at June 30, 2010	92	—	—	—	92
Additional paid-in capital	170,240	—	—	—	170,240
Unearned compensation	(1,404)	—	—	—	(1,404)
Retained earnings (deficit)	(642)	—	—	(637)	(1,279)

Total shareholders’ equity	168,286	—	—	(637)	167,649

Noncontrolling Interests:
Noncontrolling interest in Operating Partnership	149	—	—	—	149

Total equity	168,435	—	—	(637)	167,798

Total liabilities and equity	$175,755	$147	$56	$(637)	$175,321

See Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share data)
          The accompanying Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010 is based on the unaudited historical consolidated balance sheet of the Company as of June 30, 2010, adjusted to reflect the purchase of the Houston and Holtsville Hotels.
          The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the following occurred on June 30, 2010:
•	Completion of the purchase of the Houston Hotel

•	Completion of the purchase of the Holtsville Hotel

•	Payment of costs and expenses of approximately $637 after June 30, 2010 related to the Houston and Holtsville Hotels.
Notes and Management Assumptions:
1) Represents the Company’s unaudited historical consolidated balance sheet as of June 30, 2010. Included in deferred costs are franchise fees of $59 for the Houston Hotel and $62 for the Holtsville Hotel that were paid prior to June 30, 2010 and will be amortized over 10 and 15 year terms, respectively of the new franchise agreement. Included in retained earnings (deficit) at June 30, 2010 are expenses of $29 related to the purchase of the Houston Hotel and $61 for the Holtsville Hotel that were expensed prior to June 30, 2010.
2) Pursuant to the purchase and sale agreement for the Houston Hotel, there was a proration of operating results on the date of closing between the Company and Moody and this proration is reflected in pro forma adjustment 2b below. Other than the liabilities described in note 2c, which are based upon the amounts in the audited combined statement of financial position of the Houston Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and Moody.
a. Investment in hotels of $16,233 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Houston Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Houston Hotel is as follows:

	Purchase Price			Furniture &
Property	Allocation	Land	Building	Equipment
Hampton Inn & Suites® Houston-Medical Center	$16,233	$3,200	$12,708	$325
b. Accounts receivable of $24 related to the Company’s 50% share of the July 1, 2010 hotel revenue.
c. Accounts payable and accrued expenses of $140, comprised of accrued real estate and personal property taxes of $116, sales taxes of $5, accounts payable of $19 and advance deposits of $7.
3) Pursuant to the purchase and sale agreement for the Holtsville Hotel, there was a proration of operating results on the date of closing between the Company and Holtsville Group and this proration is reflected in pro forma adjustment 3b below. Other than the liabilities described in note 3c, which are based upon the amounts in the audited combined statement of financial position of the Holtsville Hotel at December 31, 2009, no other assets and liabilities will be acquired pursuant to the purchase and sale agreement between the Company and Holtsville Group.
a. Investment in hotels of $21,300 is recorded at acquisition cost and depreciated using the straight line method over the estimated useful lives of the assets (5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements). No intangible assets are expected to be recognized in connection with the purchase of the Holtsville Hotel based on the estimated values of the identifiable assets acquired. The allocation of the purchase price for the Holtsville Hotel is as follows:

	Purchase Price			Furniture &
Property	Allocation	Land	Building	Equipment
Residence Inn by Marriott® Holtsville	$21,300	$2,200	$18,765	$335
b. Prepaid expenses and other assets of $83 related to prepaid expenses of $7 and real estate taxes of $76.
c. Accounts payable and accrued expenses of $45, comprised of accrued sales taxes of $8 and accounts payable of $37 and advance deposits of $11.
4) Represents the costs incurred by the Company after June 30, 2010 to complete the purchase of the Houston and Holtsville Hotels:
a. Closing costs of $260.
b. Costs associated with due diligence of $42.
c. Accounting fees of $216 for services related to the audit and reviews.
d. Legal fees of $119.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(In thousands, except share and per share data)

	Chatham						Pro Forma
	Lodging	Initial	Houston	Holtsville	Pro Forma		Chatham
	Trust (1)	Hotels (2)	Hotel (3)	Hotel (4)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Rooms	$4,544	$6,634	$1,931	$2,197	$—		$15,306
Other operating	114	170	46	55	—		385
Total revenue	4,658	6,804	1,977	2,252	—		15,691

Expenses:
Operating expenses:
Rooms	1,070	1,352	368	479	—		3,269
Other	79	577	24	35	—		715
General and administrative	917	1,279	495	491	—		3,182
Sales and marketing fees	147	632	20	74	—		873
Franchise fees	343	266	207	165	18	(5)	999
Management fees	109	139	130	67	(66	)(6)	379
Depreciation and amortization	402	—	218	193	1,731	(7)	2,544
Property taxes	247	525	144	124	—		1,040
Corporate general and administrative	972	—	—	—	1,021	(8)	1,993
Acquisition transaction costs	1,005	—	—	—	(1,005	)(9)	—
Total expenses	5,291	4,770	1,606	1,628	1,699		14,994

Operating income (loss)	(633)	2,034	371	624	(1,699)		697
Interest expense	—	(1,084)	(402)	(361)	1,847	(10)	—
Interest income	38	—	—	—	—		38
Income (loss) from continuing operations before income tax expense	(595)	950	(31)	263	148		735
Income taxes	(47)	—	—	—	(11	)(11)	(58)
Income(loss) from continuing operations	$(642)	$950	$(31)	$263	$137		$677
Earnings per share data:
Basic and diluted — continuing operations	$(0.18)						$0.11
Basic and diluted — weighted average shares	3,580,028					(12)	6,360,666
See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(in thousands, except share data)
1)	The Company was formed on October 26, 2009. There were no results of operations for the Company for the period from inception through April 21, 2010.
2)	Represents the combined unaudited historical results of operations of the Initial Hotels from January 1, 2010 to the acquisition date of April 23, 2010.
3)	Represents the unaudited historical results of operations of the Houston Hotel for the six months ended June 30, 2010
4)	Represents the unaudited historical results of operations of the Holtsville Hotel for the six months ended June 30, 2010. The historical audited financial statements of the Holtsville Hotel are included herein.
5)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $511 and the remaining terms of the new franchise applications, which are 15 years from the closing of the purchase of the Initial Hotels and Holtsville Hotel and 10 years from the closing of the Houston Hotel.
6)	Reflects the adjustment to management fees for contractual differences on the Houston Hotel. The previous management company was paid a 4% management fee. There was an additional asset management fee payment of 1%. The new management contract reflects a 3% management fee. Also reflects the adjustment for the contractual difference in the cost of accounting fees.
7)	Reflects net increase to depreciation expense based on the Company’s cost basis in the Initial Hotels, Houston Hotel and Holtsville Hotel and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.
8)	The Company was formed on October 26, 2009 and completed its IPO on April 21, 2010 and thus there was no corresponding corporate general and administrative expense until April 21, 2010. Reflects the adjustment to include corporate general and administrative expenses for the period from January 1, 2010 to June 30, 2010, including:
a.	Salaries and benefits of $337, of which $298 is to be paid to the Company’s executive officers, who are currently Jeffrey H. Fisher, the Chairman, President and Chief Executive Officer of the Company, Peter Willis, Executive Vice President and Chief Investment Officer of the Company, Dennis Craven, Executive Vice President and Chief Financial Officer of the Company.
b.	Amortization of restricted shares of $67 to Messrs. Fisher, Willis and Craven based on a three-year vesting period. The aggregate estimated value of the restricted share awards are $295 to Mr. Fisher, $197 to Mr. Willis and $176 to Mr. Craven.
c.	Amortization of LTIP unit awards of $236 to Messrs. Fisher, Willis and Craven based on a five-year vesting period. The aggregate undiscounted estimated value of the LTIP unit awards are $3,979 for Mr. Fisher, $652 for Mr. Willis and $525 for Mr. Craven. After applying the share-based payment accounting guidance, the estimated discounted values of the LTIP awards are $3,020 for Mr. Fisher, $495 for Mr. Willis and $398 for Mr. Craven. The discounted value is used for the purposes of determining the amortization.
d.	Cash compensation of $100 and restricted share compensation of $170 to the Trustees.
e.	Directors and officers insurance of $86.
f.	General office expenses including rent of $25
9)	Reflects the adjustment for one-time hotel acquisition costs which are not recurring and thus excluded from the pro forma results of operations.
10)	Reflects the decrease to interest expense associated with defeasing the existing loans upon the purchase of the Initial Hotels, the Houston Hotel and Holtsville Hotel. RLJ, Moody and the Holtsville Group are

required under the terms of the purchase and sale agreements to cause the defeasance to occur on or before the closing of the purchase of the hotels. The purchase price for the Initial, Houston and Holtsville Hotels was fully funded from equity proceeds of the IPO.
11)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of the Company’s TRS.
12)

		Pro Forma
	Chatham	Chatham
Numerator
Income (loss) from continuing operations	$(642)	$677

Denominator
Shares issued in the offering, net of unvested restricted shares and units (1)	—	9,201,550
Impact from offering proceeds not used for acquisitions (2)	—	(2,840,884)
Denominator for basic earnings per share	3,580,028	6,360,666
Denominator for diluted earnings per share	3,580,028	6,360,666

Income (loss) per share data:
Basic — continuing operations	$(0.18)	$0.11
Diluted — continuing operations	$(0.18)	$0.11
1)	Consideration was given to the impact of the unvested awards. The impact was determined to be immaterial.
2)	The denominator in computing pro forma earnings per share should include only those common shares whose proceeds are being reflected in pro forma adjustments in the income statement, such as proceeds used for acquisitions and offering costs. In the Pro Forma Condensed Consolidated Balance Sheet, uses of proceeds from the IPO are as follows:

Initial Hotels	$73,514
Houston Hotel	16,233
Holtsville Hotel	21,300
Costs to complete the purchase of the Initial Hotels and Houston Hotel	1,462
Costs for the IPO	13,646

Total use of proceeds from the IPO	$126,155

Total use of proceeds as a percentage of the IPO	69.13%
Offering proceeds not used	30.87%
Accordingly, in calculating the denominator for earnings per share, we only include 69.13% of the

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(In thousands, except share and per share data)

	Chatham						Pro Forma
	Lodging	Initial	Houston	Holtsville	Pro Forma		Chatham
	Trust (1)	Hotels (2)	Hotel (3)	Hotel (4)	Adjustments		Lodging Trust
Revenue:
Hotel operating:
Rooms	$—	$21,193	$3,557	$4,398	$—		$29,148
Other operating	—	545	77	111	—		733

Total revenue	—	21,738	3,634	4,509	—		29,881

Expenses:
Operating expenses:
Rooms	—	4,239	724	901	—		5,864
Other	—	1,687	47	69	—		1,803
General and administrative	—	4,581	838	1,006	(74	)(5)	6,351
Sales and marketing fees	—	2,021	134	155	—		2,310
Franchise fees	—	848	285	330	36	(6)	1,499
Management fees	—	458	216	135	(95	)(7)	714
Depreciation and amortization	—	2,619	435	506	1,527	(8)	5,087
Property taxes	—	1,255	391	239	—		1,885
Corporate general and administrative	—	—	—	—	3,387	(9)	3,387

Total expenses	—	17,708	3,070	3,341	4,781		28,900
Operating income (loss)	—	4,030	564	1,168	(4,781)		981
Writedown of development costs				95	(95	)(10)	—
Interest expense	—	(3,573)	(854)	(139)	5,166	(11)	—

Income (loss) from continuing operations before income tax expense	—	457	(290)	334	290		981
Income taxes	—	—	—	—	(169	)(12)	(169)

Income(loss) from continuing operations	$—	$457	$(290)	$334	$121		$812

Earnings per share data:
Basic and diluted — continuing operations	$—						$0.13

Basic and diluted — weighted average shares	1,000					(13)	6,360,666

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009
(in thousands, except share data)
1)	The Company was formed on October 26, 2009. There were no results of operations for the Company for the period from inception to December 31, 2009.

2)	Represents the combined audited historical results of operations of the Initial Hotels for the year ended December 31, 2009.

3)	Represents the audited historical results of operations of the Houston Hotel for the year ended December 31, 2009.

4)	Represents the audited historical results of operations of the Holtsville Hotel for the year ended December 31, 2009. The historical audited financial statements of the Holtsville Hotel are included herein.

5)	Reflects the adjustment to general and administrative expense for corporate allocated costs from the Initial Hotels that were included in the historical results of operations of $74.

6)	Reflects the adjustment to amortization of franchise fees based on the franchise application fees paid of $511 and the remaining terms of the new franchise applications, which are 15 years from the closing of the purchase of the Initial Hotels and Holtsville Hotel and 10 years from the closing of the Houston Hotel.

7)	Reflects the adjustment to management fees for contractual differences on the Houston Hotel. The previous management company was paid a 4% management fee. There was an additional asset management fee payment of 1%. The new management contract reflects a 3% management fee. Also reflects the adjustment for the contractual difference in the cost of accounting fees.

8)	Reflects net increase to depreciation expense based on the Company’s cost basis in the Initial Hotels, Houston Hotel and Holtsville Hotel and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, 5 years for furniture and equipment, 15 years for land improvements and 40 years for buildings and improvements.

9)	The Company was formed on October 26, 2009 and thus there was no corresponding corporate general and administrative expense for the year ended December 31, 2009. Reflects the adjustment to include corporate general and administrative expenses that the Company expects to pay, including:
	a.	Salaries and benefits of $1,119, of which $989 is to be paid to the Company’s executive officers, who are currently Jeffrey H. Fisher, the Chairman, President and Chief Executive Officer of the Company, Peter Willis, Executive Vice President and Chief Investment Officer of the Company, Dennis Craven, Executive Vice President and Chief Financial Officer of the Company.

	b.	Amortization of restricted shares of $223 to Messrs. Fisher, Willis and Craven based on a three-year vesting period. The aggregate estimated value of the restricted share awards are $295 to Mr. Fisher, $197 to Mr. Willis and $176 to Mr. Craven.

	c.	Amortization of LTIP unit awards of $783 to Messrs. Fisher, Willis and Craven based on a five-year vesting period. The aggregate undiscounted estimated value of the LTIP unit awards are $3,979 for Mr. Fisher, $652 for Mr. Willis and $525 for Mr. Craven. After applying the share-based payment accounting guidance, the estimated discounted values of the LTIP awards are $3,020 for Mr. Fisher, $495 for Mr. Willis and $398 for Mr. Craven. The discounted value is used for the purposes of determining the amortization.

	d.	Cash compensation of $333 and restricted share compensation of $563 to the Trustees.

	e.	Directors and officers insurance of $287.

	f.	General office expenses including rent of $79.

10)	Write off of $95 of development costs that were expensed in the Holtsville Hotel.

11)	Reflects the decrease to interest expense associated with defeasing the existing loans upon the purchase of the Initial Hotels, the Houston Hotel and Holtsville Hotel. RLJ, Moody and Holtsville Group are required under the terms of the purchase and sale agreements to cause the defeasance to occur on or before the closing of the purchase of the hotels. The purchase price for the Initial, Houston and Holtsville Hotels was fully funded from equity proceeds of the IPO.

12)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of the Company’s TRS.

13)

		Pro Forma
	Chatham	Chatham
Numerator
Income (loss) from continuing operations	$—	$812

Denominator
Shares issued in the offering, net of unvested restricted shares and units (1)	1,000	9,201,550
Impact from offering proceeds not used for acquisitions (2)	—	(2,840,884)
Denominator for basic earnings per share	1,000	6,360,666
Denominator for diluted earnings per share	1,000	6,360,666

Income (loss) per share data:
Basic — continuing operations	$—	$0.13
Diluted — continuing operations	$—	$0.13
1)	Consideration was given to the impact of the unvested awards. It was determined that the effect would be anti-dilutive in the calculation of diluted earnings per share.

2)	The denominator in computing pro forma per share should include only those common shares whose proceeds are being reflected in pro forma adjustments in the income statement, such as proceeds used for acquisitions and offering costs. In the Pro Forma Condensed Consolidated Balance Sheet, uses of proceeds from the IPO are as follows:

Initial Hotels	$73,514
Houston Hotel	16,233
Holtsville Hotel	21,300
Costs to complete the purchase of the Initial Hotels and Houston Hotel	1,462
Costs for the IPO	13,646

Total use of proceeds from the IPO	$126,155

Total use of proceeds as a percentage of the IPO	69.13%
Offering proceeds not used	30.87%
Accordingly, in calculating the denominator for earnings per share, we only include 69.13% of the